                                                                      EXHIBIT 11

            AMERICAN TELESOURCE INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                                 For the period from
                                              December 17, 1993 (Inception) For the year ended    For the six month periods ended
                                               through July 31, 1994           July 31, 1995     January 31, 1995  January 31, 1996
                                              -------------------------  --------------------  ------------------  -----------------
                                                                                                             (unaudited)
Primary
   Earnings:
     Net loss                                                ($343,528)        ($2,004,167)         ($907,405)      ($1,420,699)
                                              =========================  ==================  =================  ================

   Shares:
     Weighted average number of common shares
      outstanding                                            9,146,091         13,922,018          12,546,257        19,094,398
     Incremental shares assuming conversion of
      warrants                                                       0            162,360             225,552           137,830
                                              -------------------------  -----------------   -----------------  ----------------

     Weighted average number of common shares
      outstanding as adjusted                                9,146,091         14,084,378          12,771,809        19,232,228
                                              =========================  =================   =================   ===============

     Primary earnings per common share
      Net loss                                                  ($0.04)            ($0.14)             ($0.07)           ($0.07)
                                              =========================  =================   =================   ===============

Fully Diluted
   Earnings:
     Net loss                                                ($343,528)       ($2,004,167)          ($907,405)      ($1,420,699)
     Add: Interest expense applicable to convertible
      debt                                                           0              6,000                   0             6,000
                                                 ----------------------  -----------------   -----------------   ---------------
     Net loss - as adjusted                                  ($343,528)       ($1,998,167)          ($907,405)      ($1,414,699)
                                                 ======================  =================   =================   ===============

   Shares:
     Weighted average number of common shares
      outstanding                                            9,146,091         13,922,018          12,546,257        19,094,398
     Incremental shares assuming conversion of
      convertible debt                                               0            100,000                   0           200,000
     Incremental shares assuming conversion of
      warrants                                                  39,835            202,229             226,552           200,018
                                                 ----------------------  -----------------   -----------------   ---------------
     Weighted average number of common shares
      outstanding as adjusted                                9,185,926         14,224,247          12,771,809        19,494,416
                                                 ======================  =================   =================   ===============
     Fully diluted earnings per common share
      Net loss, as adjusted                                     ($0.04)            ($0.14)(a)          ($0.07)           ($0.07)(a)
                                                 ======================  =================   =================   ===============

(a) This calculation is submitted in accordance with paragraph 601 (b) (11) of Regulation S-K although it is contrary to APB Opinion No. 15 because it produces an antidilutive result.